UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2014

Cardinal Health, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of principal executive offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) and (c)
On September 9, 2014, the Board of Directors of Cardinal Health, Inc. (the "Company") elected Michael C. Kaufmann Chief Financial Officer, effective November 11, 2014 (the "Effective Date"). Mr. Kaufmann will be the Company’s principal financial officer. Mr. Kaufmann has served as Chief Executive Officer, Pharmaceutical Segment since August 2009, and will be replaced in that role by Jon L. Giacomin, currently President, U.S. Pharmaceutical Distribution. In connection with his appointment to Chief Financial Officer, Mr. Kaufmann will receive a base salary of $700,000. He also will receive a grant of restricted share units on September 15, 2014 with a grant value of $3,000,000 that vests ratably over three years.
As previously reported, Jeffrey W. Henderson, the Company's current Chief Financial Officer, is retiring from the Company in August 2015. He will cease to serve as Chief Financial Officer on the Effective Date, but will remain an employee of the Company through his retirement date to ensure an orderly transition.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: September 11, 2014	By:	/s/ Stephen T. Falk
Name: Stephen T. Falk
Title: Executive Vice President, General Counsel and Corporate Secretary

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